UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 8, 2009
(Date of Report (Date of Earliest Event Reported))

United Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-16640	38-2606280
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

205 E. Chicago Boulevard, Tecumseh, MI  49286
(Address of principal executive offices)

(517) 423-8373
(Registrant’s telephone number including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2009, Len M. Middleton was appointed to the Board of Directors of United Bancorp, Inc. ("United") effective January 1, 2010. Mr. Middleton has not yet been appointed to any committees of United's Board of Directors.

Mr. Middleton is a director of United's subsidiary bank, United Bank & Trust – Washtenaw. Mr. Middleton serves as Professor of Strategy and Entrepreneurship at the Ross School of Business at the University of Michigan. He has held this position since 1999.  He is also a Trustee at the Ann Arbor Hands-On Museum.

Mr. Middleton is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no agreement, arrangement or understanding pursuant to which Mr. Middleton was selected as a director.

Mr. Middleton will be entitled to receive compensation for his service as a director consistent with the compensation paid to other directors as described in United's Proxy Statement for its April 28, 2009 annual meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2009, the Board of Directors adopted Amended and Restated Bylaws, amending and restating the Bylaws in their entirety. Following is a summary of the material provisions of the Amended and Restated Bylaws. The summary below is qualified in its entirety by reference to the Amended and Restated Bylaws, which are filed with this report as Exhibit 3.1 and are here incorporated by reference.

Article I – Meetings of Shareholders
•	Section 2. This section provides that the annual meeting of shareholders will be held on a date and at a time designated by the Board of Directors,

•	Section 3. This section provides that the Board of Directors, the Chairman of the Board or the President may call a special meeting of shareholders.

•	Section 4. This section allows for electronic notice of meetings.

•	Section 6. This section provides that the chairman of the meeting has the power to adjourn the meeting if no quorum is present.

•
Section 9.  This section permits the Board of Directors to authorize shareholder participation in a meeting by remote communication and allows the Board of Directors to hold a shareholder meeting by remote communication.

•	Sections 10 and 11. These sections govern procedural and other aspects of shareholder meetings.

Article III – Directors
•	Section 6. The section provides that the Chairman of the Board is not an "officer" of the Corporation unless so designated by the Board of Directors.

Article IV – Committees of Directors
•	This article governs committees of the Board of Directors, including specific provisions for the Audit Committee and the Compensation & Governance Committee.

Article V – Meetings of Directors
•	Sections 5 and 9. These sections permit notice of Board of Directors meetings by electronic mail and board action by consent by electronic mail.

Article VI – Officers
•	This article governs the appointment and designation of officers of United.

Article VII – Stocks and Transfers
•	Section 2. This section allows United to issue "book entry" shares.

 Article VIII – Indemnification
•	This article implements indemnification for directors and officers of United and any bank subsidiary of United.

Item 9.01	Financial Statements and Exhibits
(c)           Exhibits
3.1	Bylaws.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
United Bancorp, Inc. (Registrant)
By:

Date: December 9, 2009	/s/ Randal J. Rabe
Randal J. Rabe Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Document
3.1	Bylaws.